UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2013
BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC
(Exact name of registrant as specified in its charter)

Texas	333-174226	38-3769404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11451 Katy Freeway, Suite 500
Houston, Texas 77079
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (281) 598-8600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
Black Elk Energy Offshore Operations, LLC ("Black Elk Energy"), an independent oil and gas company headquartered in Houston, TX, provided production, EBITDA and capital expenditure guidance for the remainder of 2013 as set forth below:

•
The second half of 2013 production and EBITDA will be significantly lower than previously announced due to capital and expense projects being deferred due to cash constraints, overall downtime higher than anticipated, the sale of the South Pass 65 field, and West Delta 32 not returning to production as planned. Expenses were higher due to increased spending at West Delta 32 and additional fabric repair costs.

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For the fourth quarter of 2013, we expect production to range between 11,500 - 12,000 BOEPD; EBITDA to range between $20 million - $25 million; and capital expenditures to range between $10 million - $15 million.

The information included above shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 21, 2013

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

By:	/s/ John Hoffman
	Name:	John Hoffman
	Title:	President and Chief Executive Officer